As filed with the Securities and Exchange Commission on February 18, 2003

Registration No. 333-95649

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TEKELEC

(Exact name of registrant as specified in its charter)

California	95-2746131
State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26580 West Agoura Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

RONALD W. BUCKLY, ESQ.
Vice President and General Counsel
Tekelec
26580 West Agoura Road
Calabasas, California 91302
(818) 880-5656
(Name, address and telephone number of agent for service)

Copies to:

Katherine F. Ashton, Esq. Bryan Cave LLP 120 Broadway, Suite 300 Santa Monica, CA 90401-2386 (310) 576-2100 Fax: (310) 576-2200	Scott M. Stanton, Esq. Gray Cary Ware & Freidenrich LLP 4365 Executive Drive, Suite 1100 San Diego, CA 92121-2133 (858) 677-1400 Fax: (858) 677-1477

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters Tekelec’s 3.25% convertible subordinated discount notes due 2004 and any shares of common stock of Tekelec into which such notes are convertible that remain unsold hereunder as of the date hereof.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES

     On January 26, 2000, Tekelec, a California corporation, filed a registration statement on Form S-3 (No. 333-95649) for purposes of registering $135,000,000 aggregate principal amount at maturity of Tekelec’s 3.25% convertible subordinated discount notes due 2004 and the shares of common stock of Tekelec issuable upon conversion of the notes. On February 14, 2000, Tekelec filed an amendment to the Registration Statement and, on February 16, 2000, the Securities and Exchange Commission declared the Registration Statement effective. Since that time and from time to time, Tekelec has filed prospectus supplements under the Registration Statement for the benefit of holders of the notes not previously included as “Selling Securityholders” in the Registration Statement.

     Pursuant to the terms of the Registration Rights Agreement that required Tekelec to file the Registration Statement, Tekelec is no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the notes and shares that remain unsold under the Registration Statement.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on February 18, 2003.

TEKELEC

By:	/s/ Michael L. Margolis Michael L. Margolis, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Michael L. Margolis Michael L. Margolis		Director, Chief Executive Officer and President (Principal Executive Officer)	February 18, 2003

/s/ Paul J. Pucino Paul J. Pucino		Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 18, 2003

/s/ Jean-Claude Asscher Jean-Claude Asscher	*	Chairman of the Board	February 18, 2003

/s/ Robert V. Adams Robert V. Adams	*	Director	February 18, 2003

/s/ Daniel L. Brenner Daniel L. Brenner	*	Director	February 18, 2003

/s/ Howard Oringer Howard Oringer	*	Director	February 18, 2003

/s/ Jon F. Rager Jon F. Rager	*	Director	February 18, 2003

*By:	/s/ Ronald W. Buckly Ronald W. Buckly Attorney-in-Fact

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